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                                                                    EXHIBIT 99.1

                                EDAC TECHNOLOGIES
                         ANNOUNCES POTENTIAL ACQUISITION

Farmington, Conn., December 4, 2006 - EDAC Technologies Corporation (OTC Bulletin Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, announced that it has entered into a non-binding letter of intent to acquire the assets of the J.F. Fredericks Tool Co., Incorporated, a privately-owned manufacturer of tools, fixtures, and jet engine components, based in Farmington, Connecticut. The consummation of any proposed transaction is subject to a number of contingencies, including the negotiation of a mutually acceptable purchase price and the results of due diligence. Dominick A. Pagano, President and Chief Executive Officer of EDAC Technologies, said that "Should this transaction occur, we view this as a strategic acquisition, which would complement our Precision Aerospace product line".


Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.

         Contact:
         Glenn L. Purple
         Vice President-Finance
         860-677-2603